Exhibit 10.6

FIRST PROMISSORY NOTE

$20,000.00	May 10, 2004

     FOR VALUE RECEIVED, the undersigned (referred to herein as the “Maker”), hereby promises to pay to the order of Integrated Business System & Services, Inc. (the “Payee”) pursuant to the terms and conditions set forth herein.

     1. AMOUNT OF PRINCIPAL. This First Promissory Note (this “Note”) is entered into for purposes of the payment by the Maker to the Payee for certain amounts made available by the Payee for use by the Maker as working capital for its business operations (collectively, the “Advances”) in connection with the letter of intent between the Maker and the Payee dated as May 10, 2004 (the “Letter of Intent”). The Payee will make advances under this Note by wire transfer to the Maker only upon the written request of the Maker which must include a identified valid business purpose for each such advance. It is understood and agreed that additional Advances owing to the Payee by the Maker will incur, and that such additional Advances will be added to the principal amount owing under this Note. In furtherance of the foregoing, the principal due under this Note shall be increased by the sum of any Advances made by the Payee to the Maker from and after the date of this Note.

     2. PAYMENT OF PRINCIPAL AND INTEREST. The principal amount of this Note shall be due and payable as provided in Section 4 below unless otherwise paid in full, cancelled or terminated in accordance with the terms hereof. Interest on this Note shall accrue on the unpaid principal amount of this Note at an annual rate of two (2) percentage points over the prime rate of Bank of America from time to time in effect.

     3. DEFAULT; ACCELERATION. The occurrence of any one or more of the following events shall constitute an event of default hereunder (“Event of Default”):

     (a) If the Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for a period of fifteen (15) days after the scheduled due date for such payment.

     (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

     (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Maker or substantially all of the

Maker’s properties, or (iii) orders the liquidation of the Maker, and, in each case, the order or decree is not dismissed within 120 days.

The Maker shall notify the Payee in writing within 5 days after the occurrence of any Event of Default of which the Maker acquire knowledge. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by the Payee), the Payee may, at its option, (i) by written notice to the Maker, declare the entire unpaid principal balance of this Note and any accrued but unpaid interest immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Maker all sums due under this Note. The Maker shall pay all reasonable costs and expenses incurred by or on behalf of the Payee in connection with the Payee’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.

     4. CLOSING OF ACQUISITION. If the acquisition described in the Letter of Intent and subsequent definitive purchase agreement (the “Acquisition”) closes in accordance with the terms therein, this Note shall be repaid in full from the proceeds received by the Maker from the Payee as a working capital investment in accordance with the terms of the Letter of Intent and the subsequent definitive purchase agreement. In the event that the Acquisition fails to close in accordance with the terms of the Letter of Intent and subsequent definitive purchase agreement prior to November 1, 2004, unless such date is extended in writing by the Payee, the Maker shall repay this Note from the commissions (the “Commissions”) earned by the Maker under that certain Reseller Agreement dated April 11, 2000 between the Maker and the Payee (the “Reseller Agreement”); provided, however, in the event that it becomes apparent to the Payee that the Commissions will not be sufficient to satisfy the Advances in full by May 31, 2005, the Maker and the Payee shall attempt to negotiate repayment terms which are mutually acceptable to the Payee and the Maker, which may, but shall not be required to include, the grant of a license by the Maker to the Payee to use the Collateral in exchange for forgiveness of all or part of the Advances. Notwithstanding anything to the contrary contained herein, the entire amount of this Note, including all accrued interest thereon, shall become immediately due and payable on the earlier of (i) May 31, 2005, or (i) such date that the Maker receives a cash (or cash equivalent) capital investment of not less than One Million Dollars ($1,000,000). The Maker hereby agrees to allow the Payee to offset any Commissions owed to the Maker under the Reseller Agreement with any amounts still owing to the Payee under this Note.

     5. MANNER OF PAYMENT. All payments of principal and interest on this Note shall be made by check at such place in the United States of America as the Payee shall designate to the Maker in writing or by wire transfer of immediately available funds to an account designated by the Payee in writing. If any payment of principal and interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of South Carolina.

     6. PREPAYMENT. The Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

     7. WAIVERS BY THE MAKER. All parties to this Note, including the Maker and any sureties, endorsers, and guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

     8. EXPENSES. In the event this Note is not paid when due, the Payee may employ an attorney to enforce the Payee’s rights and remedies, and the Maker hereby agrees to pay to the Payee reasonable attorneys’ fees plus all other reasonable expenses incurred by the Payee in exercising any of the Payee’s rights and remedies upon default. The rights and remedies of the Payee as provided in this Note shall be cumulative and may be pursued singly, successively, or together against the Collateral or any other funds, property or security held by the Payee for payment or security, in the sole discretion of the Payee. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

     9. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of South Carolina. The parties hereby irrevocably consent and submit to the jurisdiction of the courts of the State of South Carolina and the federal courts of the United States of America located in Richland County, South Carolina in respect to the interpretation and enforcement of the provisions of this Note, and the parties hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Note may not be enforced in or by such courts.

     10. SUCCESSORS. All of the foregoing is the promise of the Maker and shall bind the Maker and the Maker’s successors, heirs and assigns; provided, however, that the Maker may not assign any of their respective rights or delegate any of their respective obligations hereunder without the prior written consent of the Payee.

     IN WITNESS WHEREOF, the Maker has executed this Note as of the day and year first above written.

USM SYSTEMS, LTD.

By: /s/ Chester T. Przygoda, Jr.

Name: Chester T. Przygoda, Jr.

Title: President

Additional Advances

     Pursuant to that certain promissory note dated May 10, 2004 (the “Note”) by USM Systems, Ltd. (“USMS”) for the benefit of Integrated Business System & Services, Inc. (“IBSS”), USMS has requested, and IBSS has advanced, an amount equal to $17,500 for use by USMS as working capital for its business operations. Such amount shall be considered an “Advance” as such term in defined in the Note.

     All terms of the Note shall be incorporated herein by reference and shall continue in full force and effect.

     By signing below, USMS hereby acknowledges its receipt of the amount specified herein and confirms its acceptance of the terms of the Note as of the 18th day of May, 2004.

USM SYSTEMS, LTD.

By: /s/ Chester T. Przygoda, Jr.

Name: Chester T. Przygoda, Jr.

Title: President

Additional Advances

     Pursuant to that certain promissory note dated May 10, 2004 (the “Note”) by USM Systems, Ltd. (“USMS”) for the benefit of Integrated Business System & Services, Inc. (“IBSS”), USMS has requested, and IBSS has advanced, an amount equal to $15,000 for use by USMS as working capital for its business operations. Such amount shall be considered an “Advance” as such term in defined in the Note.

     All terms of the Note shall be incorporated herein by reference and shall continue in full force and effect.

     By signing below, USMS hereby acknowledges its receipt of the amount specified herein and confirms its acceptance of the terms of the Note as of the 26th day of May, 2004.

USM SYSTEMS, LTD.

By: /s/ Chester T. Przygoda, Jr.

Name: Chester T. Przygoda, Jr.

Title: President

Additional Advances

     Pursuant to that certain promissory note dated May 10, 2004 (the “Note”) by USM Systems, Ltd. (“USMS”) for the benefit of Integrated Business System & Services, Inc. (“IBSS”), USMS has requested, and IBSS has advanced, an amount equal to $22,500 for use by USMS as working capital for its business operations. Such amount shall be considered an “Advance” as such term in defined in the Note.

     All terms of the Note shall be incorporated herein by reference and shall continue in full force and effect.

     By signing below, USMS hereby acknowledges its receipt of the amount specified herein and confirms its acceptance of the terms of the Note as of the 1st day of June, 2004.

USM SYSTEMS, LTD.

By: /s/ Chester T. Przygoda, Jr.

Name: Chester T. Przygoda, Jr.

Title: President